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                                                                   EXHIBIT 10.38

             SECOND AMENDED AND RESTATED 2004 WCA WASTE CORPORATION
                                 INCENTIVE PLAN

                             RESTRICTED STOCK GRANT

                              [EXECUTIVE OFFICERS]

     1. GRANT OF RESTRICTED SHARES. WCA Waste Corporation, a Delaware corporation (the "Company"), hereby grants to _______________ ("Participant") all rights, title and interest in the record and beneficial ownership of _____________________ (_________) (1) shares (the "Restricted Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock"), subject to the conditions described in this grant of Restricted Stock (the "Grant") and in the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the "Plan"). The Restricted Shares are granted, effective as of _________, 20___(the "Grant Date"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

     2. ISSUANCE AND TRANSFERABILITY. Certificates representing the shares granted hereunder shall be registered in the name of the Participant and during the Restricted Period shall be left on deposit with the Company, and shall be marked with the following legend:

     "The shares represented by this certificate have been issued pursuant to the terms of the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award effective as of _________, 20___."

Such shares are not transferable except pursuant to a domestic relations order of the court of proper jurisdiction in a divorce proceeding. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant.

     3. RISK OF FORFEITURE. Except as otherwise provided in this Grant, Participant shall immediately forfeit all rights to any nonvested portion of the Restricted Shares in the event of termination, resignation or removal of Participant from employment with the Company of Participant under circumstances that do not cause Participant to become fully vested under the terms of the Plan.

     4. VESTING. Subject to Paragraph 3 hereof, Participant shall vest in his or her rights under the Restricted Shares and the Company's right to repurchase such shares shall lapse with respect to 1/3 of the Restricted Shares on the first anniversary of the date hereof, 1/3 of the Restricted Shares on the second anniversary of the date hereof, and shall vest in the remainder of the Restricted Shares on the third anniversary of the date hereof, provided that Participant remains continuously employed by the Company until such dates. 100% of the Restricted Shares shall become vested upon the occurrence of the events set forth in Section 10(a) of Participant's employment agreement, as in effect as of the date of this Grant, that would entitle Participant to payments pursuant to Section 10 of such employment agreement.

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     5. OWNERSHIP RIGHTS. Subject to the restrictions set forth in this Grant, the Plan and Paragraph 8, Participant is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on the Restricted Shares, which dividends shall be accrued during the restriction period and shall be paid as soon as practicable after, but not later than the 15th day of the third month following, the month in which the Restricted Shares vest.

     6. CERTAIN RESTRICTIONS. By executing this Grant, Participant acknowledges that he or she has received a copy of the Plan and that the Restricted Shares are subject to all of the restrictions set forth in the Plan, and agrees that he or she will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

     7. REORGANIZATION OF THE COMPANY. The existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8. RECAPITALIZATION EVENTS. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company ("Recapitalization Events"), then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

     9. AMENDMENT AND TERMINATION. No amendment or termination of this Grant shall be made by the Company at any time without the written consent of Participant.

     10. WITHHOLDING OF TAXES. Participant agrees that, if he makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, he will so notify the Company in writing within two (2) days after making such election, so as to enable the Company to timely comply with any applicable governmental reporting requirements. The Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations.

     11. NO GUARANTEE OF TAX CONSEQUENCES. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Grant.


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     12. NO GUARANTEE OF EMPLOYMENT. Nothing herein shall be construed as limiting any right which the Company may have to terminate at any time, with or without cause, the employment of any person.

     13. SEVERABILITY. In the event that any provision of this Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Grant, and the Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     14. GOVERNING LAW. The Grant shall be construed in accordance with the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law.

     Executed and effective as of the Grant Date.

                                        COMPANY:

                                        WCA WASTE CORPORATION


                                        By:
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                                        PARTICIPANT:


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                                        Address:
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